UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 30, 2010

WORLD HEART CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-28882	52-2247240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Wiley Post Way, Suite 120, Salt Lake City, UT	84116
(Address of principal executive offices)	(Zip Code)

(801) 355-6255

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2010, World Heart Corporation (the Company) issued a press release announcing that Dr. John Woodard has been appointed Senior Vice President of Scientific Affairs of the Company.  It is anticipated that Dr. Woodward’s employment will commence on May 17, 2010.  Dr. Woodard will be responsible for clinical affairs and will also guide the development of WorldHeart’s next- generation technologies.

Dr. Woodard most recently served as Chief Scientific Officer for Ventracor Limited: an Australian-based public company focused on the development of a left ventricular assist devices for late-stage heart failure patients. Prior to that, Dr. Woodard has served in various senior management positions in a number of medical device companies including, Micromedical Industries Limited, CHAD Research Laboratories, Novacor Division of Baxter Healthcare Corporation and Heart Research Institute of San Francisco.

Dr.Woodard’s educational accomplishments include a Bachelor in Electrical Engineering, a Master of Science in Biophysics and a Doctor of Philosophy in Biomedical Engineering at the University of South Wales.

In connection with his appointment, the Company entered into an offer letter with Dr. Woodard. Dr. Woodard’s initial base salary will be $215,000 per year.  It is also expected that the Company will grant Dr. Woodard an option to purchase 150,000 shares of the Company’s common stock.  The options will vest at the rate of 25% of the shares on the twelve month anniversary of Dr. Woodard’s start date as Senior Vice President of Scientific Affairs, with the remaining shares vesting monthly thereafter over a three year period, subject to his continued employment.  Dr. Woodard will also be eligible for a target bonus of up to 20% of his annual base salary, based upon the achievement of objectives to be agreed upon by the Company’s Board of Directors or its Compensation Committee.  Dr. Woodard will also be provided with reimbursement for certain relocation-related expenses in an amount of up to $28,000, plus additional tax gross-up payments.

There are no arrangements or understandings between Dr. Woodard and any other persons pursuant to which he was selected as an officer of the Company. There are no family relationships between Dr. Woodard and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer.

A copy of the offer letter is attached hereto as Exhibit 99.2 and is incorporated herein by reference.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description of Exhibit.
99.1	Press release, dated April 30, 2010

99.2	Letter of Agreement with John Woodard

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 3, 2010

WORLD HEART CORPORATION

	By:	/s/ Morgan R. Brown

	Name:	Morgan R. Brown
	Title:	Executive Vice President and Chief Financial Officer

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